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Exhibit 99.2


     REPORT OF INDEPENDENT AUDITORS
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     [LOGO OF SNODGRASS]

     Board of Directors and Stockholders
     Slippery Rock Financial Corporation

     We have audited the accompanying consolidated balance sheet of Slippery Rock Financial Corporation and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Slippery Rock Financial Corporation and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

     /s/ S. R. Snodgrass, A.C.

     Wexford, PA
     February 8, 2002

     S.R. Snodgrass, A.C.
     1000 Stonewood Drive, Suite 200 Wexford, PA 15090-6909 Phone: 724-934-0344
     Facsimile: 724-934-0345
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